  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1997

                                                             FILE NO. 333-22117

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                 PRE-EFFECTIVE

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              LECROY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              13-2507777
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)



            LUTZ P. HENCKELS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              LECROY CORPORATION
                            700 CHESTNUT RIDGE ROAD
                        CHESTNUT RIDGE, NEW YORK 10977
                                (914) 425-2000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
      OF AGENT FOR SERVICE AND REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                  COPIES TO:
        ROGER D. FELDMAN, ESQ.                   CRAIG B. BROD, ESQ.
       BINGHAM, DANA & GOULD LLP         CLEARY, GOTTLIEB, STEEN & HAMILTON
          150 FEDERAL STREET                      ONE LIBERTY PLAZA
      BOSTON, MASSACHUSETTS 02110             NEW YORK, NEW YORK 10006
            (617) 951-8000                         (212) 225-2000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is an estimate (except for the Securities and Exchange Commission Registration Fee and the NASD Filing Fee) of the fees and expenses, all of which are payable by the Registrant (including the fees and expenses, other than underwriting discounts and commissions, of the Selling Stockholders), other than underwriting discounts and commissions, in connection with the registration and sale of the Common Stock being registered hereby:

   Securities and Exchange Commission Registration Fee................ $ 24,220
   NASD Fees..........................................................    8,665
   Nasdaq National Market Fees........................................   15,000
   Fees of Registrar and Transfer Agent...............................   15,000
   Printing and Engraving.............................................  100,000
   Blue Sky Fees and Expenses.........................................   15,000
   Legal Fees and Expenses............................................  200,000
   Accounting Fees and Expenses.......................................  285,000
   Miscellaneous......................................................  132,115
                                                                       --------
     Total............................................................ $795,000
                                                                       ========

--------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

  The Amended and Restated By-Laws of the Company provide for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

  Section 8 of the Underwriting Agreement among the Company, the Selling Stockholders and the Underwriters, a copy of which is filed herewith as
Exhibit 1.1, provides for indemnification by the Company and the Selling Stockholders of the Underwriters and each person, if any, who controls any Underwriter, against certain liabilities and expenses, as stated therein, which may include liabilities under the Securities Act of 1933, as amended. The Underwriting Agreement also provides that the Underwriters shall similarly indemnify the Company, its directors and certain officers, the Selling Stockholders and certain controlling persons, as set forth therein.

  The Company has entered into indemnification agreements with its executive officers and directors, pursuant to which the Company has agreed to indemnify such persons to the fullest extent permitted by law, and providing for certain other protections.

  The Company maintains insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under applicable securities laws.

ITEM 16. EXHIBITS.

  Exhibits:

 EXHIBIT
 NUMBER                              DESCRIPTION
 -------                             -----------
  1.1    Form of Underwriting Agreement.
  5.1    Opinion of Bingham, Dana & Gould LLP, counsel to the Registrant, regarding the legality of the shares of Common Stock offered by the
         Prospectus.
 10.20   OEM Purchase and Technology License Agreement, dated February 19,
         1997, with Guzik Technical Enterprises, Inc.
 23.1    Consent of Ernst & Young LLP, Independent Auditors.*
 23.2    Consent of Bingham, Dana & Gould LLP (included in Exhibit 5.1).
 23.3    Consent of Curtis, Morris & Safford.
 23.4    Consent of Prime Data, Inc.
 24      Power of Attorney.*

--------

* Previously filed as an Exhibit to this Registration Statement on Form S-3 (Registration No. 333-22117).

ITEM 17. UNDERTAKINGS.

  (A) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (B) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

  (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (D) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE VILLAGE OF CHESTNUT RIDGE, STATE OF NEW YORK, ON MARCH 21, 1997.

                                         LeCroy Corporation

                                                   /s/ Lutz P. Henckels
                                         By:___________________________________
                                              LUTZ P. HENCKELS PRESIDENT AND
                                                 CHIEF EXECUTIVE OFFICER

  Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to Registration Statement on Form S-3 has been signed in the capacities and on the dates indicated.

             SIGNATURE                   CAPACITY(-IES)            DATE

     /s/ Walter O. LeCroy, Jr.        Chairman of the
------------------------------------   Board of Directors     March 21, 1997
       WALTER O. LECROY, JR.           and Director

        /s/ Lutz P. Henckels          President, Chief
------------------------------------   Executive Officer      March 21, 1997
          LUTZ P. HENCKELS             and Director

          /s/ John C. Maag            Vice President--
------------------------------------   Finance, Chief         March 21, 1997
            JOHN C. MAAG               Financial Officer,
                                       Secretary and
                                       Treasurer
                                       (Principal
                                       Financial and
                                       Accounting
                                       Officer)

                 *                    Director
------------------------------------                          March 21, 1997
         ROBERT E. ANDERSON

                 *                    Director
------------------------------------                          March 21, 1997
        DOUGLAS A. KINGSLEY

                 *                    Director
------------------------------------                          March 21, 1997
        WILLIAM G. SCHEERER

         /s/ Lutz P. Henckels
*By ________________________________

                               EXHIBIT INDEX

  1.1  Form of Underwriting Agreement.
  5.1  Opinion of Bingham, Dana & Gould LLP, counsel to the Registrant, regarding the legality of the shares of Common Stock offered by the
       Prospectus.
 10.20 OEM Purchase and Technology License Agreement, dated February 19, 1997, with Guzik Technical Enterprises, Inc.
 23.1  Consent of Ernst & Young LLP, Independent Auditors.*
 23.2  Consent of Bingham, Dana & Gould LLP (included in Exhibit 5.1).
 23.3  Consent of Curtis, Morris & Safford.
 23.4  Consent of Prime Data, Inc.
 24    Power of Attorney.*

--------

* Previously filed as an Exhibit to this Registration Statement on Form S-3 (Registration No. 333-221177).